Exhibit 10.6

ASSET REPRESENTATIONS REVIEW AGREEMENT

VOLKSWAGEN AUTO LOAN ENHANCED TRUST 20[    ]-[    ]

as Issuer

and

VW CREDIT, INC.,

as Servicer

and

[ASSET REPRESENTATIONS REVIEWER NAME],

as Asset Representations Reviewer

Dated as of [    ]

i

ii

This ASSET REPRESENTATIONS REVIEW AGREEMENT (this “Agreement”), entered into as of [ ], 20[ ], by and among VOLKSWAGEN AUTO LOAN ENHANCED TRUST 20[ ]-[ ], a Delaware statutory trust, as issuer (the “Issuer”), VW CREDIT, INC., a Delaware corporation (“VCI”), as servicer (in such capacity, the “Servicer”), and [ASSET REPRESENTATIONS REVIEWER NAME], a [company type], as asset representations reviewer (the “Asset Representations Reviewer”).

WHEREAS, in connection with a securitization transaction sponsored by VCI, VCI sold a pool of Receivables consisting of retail installment sale contracts to Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “Depositor”), who sold them to the Issuer;

WHEREAS, the Issuer will engage the Asset Representations Reviewer to perform reviews of certain Receivables for compliance with certain representations and warranties made with respect thereto; and

WHEREAS, the Asset Representations Reviewer desires to perform such reviews of Receivables in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

USAGE AND DEFINITIONS

Section 1.01 Usage and Definitions.

Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale and Servicing Agreement, dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale and Servicing Agreement”) among the Issuer, the Servicer, the Depositor, as seller, and the Indenture Trustee, which also contains rules as to usage that are applicable herein.

Section 1.02 Definitions.

Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Annual Fee” has the meaning stated in Section 4.02(a).

“Asset Review” means the completion by the Asset Representations Reviewer of the testing procedures for each Test and for each Subject Receivable as further described in Section 3.03.

“Confidential Information” has the meaning stated in Section 6.01(b).

“Eligible Representations” shall mean those representations identified on Schedule A attached hereto.

“Information Recipients” has the meaning stated in Section 6.01(a).

“Indenture” means the Indenture, dated as of [            ], 20[            ], between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

“Indenture Trustee” means [            ], as indenture trustee under the Indenture, and any successor thereto.

“Issuer PII” has the meaning stated in Section 6.02(a).

“PII” has the meaning stated in Section 6.02(a).

“Review Fee” has the meaning stated in Section 4.02(b).

“Review Materials” means the documents, data, and other information required for each Test listed under “Documents” in Schedule A.

“Review Notice” means a notice delivered to the Asset Representations Reviewer by the Indenture Trustee pursuant to Section 7.5(b) of the Indenture.

“Review Report” means, for an Asset Review, the report of the Asset Representations Reviewer prepared according to Section 3.04.

“Test” has the meaning stated in Section 3.03(a).

“Test Complete” has the meaning stated in Section 3.03(c).

“Test Fail” has the meaning stated in Section 3.03(a).

“Test Incomplete” has the meaning stated in Section 3.03(a).

“Test Pass” has the meaning stated in Section 3.03(a).

ARTICLE II.

ENGAGEMENT; ACCEPTANCE

Section 2.01 Engagement; Acceptance.

The Issuer hereby engages [            ] to act as the Asset Representations Reviewer for the Issuer. [            ] accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.

Section 2.02 Confirmation of Status.

The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations and warranties under the Transaction Documents, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Transaction Documents.

ARTICLE III.

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.01 Review Notices and Identification of Subject Receivables.

(a) On receipt of a Review Notice from the Indenture Trustee according to Section 7.5(b) of the Indenture, the Asset Representations Reviewer will start an Asset Review. The Asset Representations Reviewer will not be obligated to start an Asset Review until a Review Notice is received.

(b) Within [ten (10)] Business Days after receipt of a Review Notice, the Servicer will deliver to the Asset Representations Reviewer, with a copy to the Indenture Trustee, a list of the Subject Receivables. The Asset Representations Reviewer will not be obligated to start an Asset Review until a Review Notice and the related list of Subject Receivables is received. The Asset Representations Reviewer is not obligated to verify (i) whether the Indenture Trustee properly determined that a Review Notice was required or (ii) the accuracy or completeness of the list of Subject Receivables provided by the Servicer.

Section 3.02 Review Materials.

(a) Access to Review Materials. The Servicer will render reasonable assistance to the Asset Representations Reviewer to facilitate the Asset Review. The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Subject Receivables within [sixty (60)] calendar days after receipt of the Review Notice in one or more of the following ways in the Servicer’s reasonable discretion: (i) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (ii) by providing originals or photocopies at an office of the Servicer during normal business hours upon reasonable prior written notice in connection with the Asset Review or (iii) in another manner agreed by the Servicer and the Asset Representations Reviewer. The Servicer may redact or remove Personally Identifiable Information from the Review Materials so long as all information in the Review Materials necessary for the Asset Representations Reviewer to complete the Asset Review remains intact and unchanged. The Asset Representations Reviewer shall be entitled to rely in good faith, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects, and not misleading in any material respect.

(b) Missing or Insufficient Review Materials. The Asset Representations Reviewer will review the Review Materials to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test. If the Asset Representations Reviewer reasonably determines any missing or insufficient Review Materials, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than [twenty (20)] calendar days before completing the Asset Review. The Servicer will use reasonable efforts to provide the Asset Representations Reviewer access to the missing Review Materials or other documents or information to correct the insufficiency within [fifteen (15)] calendar days. If the missing Review Materials or other documents have not been provided by the Servicer within [sixty (60)] calendar days, the related Review Report will report a Test Incomplete for each Test that requires use of the missing or insufficient Review Materials.

Section 3.03 Performance of Reviews.

(a) Test Procedures. For an Asset Review, the Asset Representations Reviewer will perform, for each Subject Receivable, [such procedures as the Asset Representations Reviewer shall deem appropriate, in its discretion (each, a “Test”)][the procedures listed under “Procedures to be Performed” in Schedule A for each representation and warranty being tested (each, a “Test”) using the Review Materials listed in Schedule A for each such Test]. For each Test and Subject Receivable, the Asset Representations Reviewer will determine in its reasonable judgment if the Test has been satisfied (a “Test Pass”), if the Test has not been satisfied (a “Test Fail”) or if the Test could not be conducted as a result of missing or incomplete Review Materials (a “Test Incomplete”). The Asset Representations Reviewer will use such determination for all Subject Receivables that are subject to the same Test.

(b) Review Period. The Asset Representations Reviewer will complete the Asset Review within [sixty (60)] calendar days of receiving access to the Review Materials. However, if additional Review Materials are provided to the Asset Representations Reviewer as described in Section 3.02(b), the Asset Review period will be extended for an additional [thirty (30)] calendar days.

(c) Completion of Review for Certain Subject Receivables. Following the delivery of the list of the Subject Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Subject Receivable is paid in full by the Obligor or purchased from the Issuer in accordance with the terms of the Transaction Documents. On receipt of such notice, the Asset Representations Reviewer will immediately terminate all Tests of the related Subject Receivable, and the Asset Review of such Subject Receivables will be considered complete (a “Test Complete”). In this case, the related Review Report will indicate a Test Complete for such Subject Receivable and the related reason.

(d) Previously Reviewed Receivables; Duplicative Tests. If any Subject Receivable was included in a prior Asset Review, the Asset Representations Reviewer will not conduct additional Tests on such Subject Receivable, but will include the previously reported Test results in the Review Report for the current Asset Review. If the same Test is required for more than one representation and warranty, the Asset Representations Reviewer will only perform the Test once for each Subject Receivable, but will report the results of the Test for each applicable representation and warranty on the Review Report.

(e) Termination of Review. If an Asset Review is in process and the Notes will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than [ten (10)] calendar days before that Payment Date. On receipt of such notice, the Asset Representations Reviewer will terminate the Asset Review immediately and will not be obligated to deliver a Review Report.

(f) Review Systems; Personnel. The Asset Representations Reviewer will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Subject Receivable and the related Review Materials to be individually tracked and stored as contemplated by this Agreement. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Asset Reviews as required by this Agreement.

Section 3.04 Review Report.

Within [ten (10)] calendar days after the end of the applicable Asset Review period under Section 3.03(b), the Asset Representations Reviewer will deliver to the Issuer, the Servicer, and the Indenture Trustee a Review Report indicating for each Subject Receivable whether there was a Test Pass, Test Incomplete, Test Fail or Test Complete for each related Test. For each Test Fail or Test Complete, the Review Report will indicate the related reason. The Review Report will contain the findings and conclusions of the Asset Representations Reviewer with respect to the Asset Review, and will be included in the Issuer’s Form 10-D report for the Collection Period in which the Review Report is received. The Asset Representations Reviewer will ensure that the Review Report does not contain any PII. On reasonable request of the Servicer, the Asset Representations Reviewer will provide additional details on the Test results.

Section 3.05 Review Representatives.

(a) Servicer Representative. The Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Review Materials on the Servicer’s originations, receivables or other systems, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b) Asset Representations Review Representative. The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer and the Servicer during the performance of an Asset Review.

(c) Questions About Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Servicer until the earlier of (i) [one (1) year] after the delivery of the subject Review Report or (ii) the payment in full of the Notes. The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the Servicer.

Section 3.06 Dispute Resolution.

If a Subject Receivable that was the subject of an Asset Review becomes the subject of a dispute resolution proceeding under Section 9.24 of the Sale and Servicing Agreement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the Requesting Party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to Section 9.24 of the Sale and Servicing Agreement. If not paid by a party to the dispute resolution, the expenses will be reimbursed according to Section 4.02(c) of this Agreement.

Section 3.07 Limitations on Review Obligations.

(a) Review Process Limitations. The Asset Representations Reviewer will have no obligation (i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct an Asset Review under the Indenture, (ii) to determine which Receivables are subject to an Asset Review, (iii) to obtain or confirm the validity of the Review Materials, (iv) to obtain missing or insufficient Review Materials except as specifically described herein, (v) to take any action or cause any other party to take any action under any of the Transaction Documents to enforce any remedies for breaches of representations or warranties about the Subject Receivables, (vi) to determine the reason for the delinquency of any Subject Receivable, the creditworthiness of any Obligor, the overall quality of any Subject Receivable or the compliance by the Servicer with its covenants with respect to the servicing of any Subject Receivable, or (vii) to establish cause, materiality or recourse for any failed Test.

(b) Maintenance of Review Materials. The Asset Representations Reviewer will maintain copies of any Review Materials, Review Reports and other documents relating to an Asset Review, including internal correspondence and work papers, until the earlier of (i) two (2) years after the delivery of any Review Report or (ii) the repayment of the Notes in full.

ARTICLE IV.

ASSET REPRESENTATIONS REVIEWER

Section 4.01 Representations, Warranties and Covenants of the Asset Representations Reviewer.

The Asset Representations Reviewer hereby makes the following representations, warranties and covenants as of the Closing Date:

(a) Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a [limited liability company] in good standing under the laws of State of [Delaware]. The Asset Representations Reviewer is qualified as a foreign [limited liability company] in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b) Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c) No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (i) conflict with, or be a breach or default under, any indenture, loan agreement, guarantee or similar document under which the Asset Representations Reviewer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, loan agreement, guarantee or similar document, (iii) violate the organizational documents of the Asset Representations Reviewer or (iv) violate a law or, to the Asset Representations Reviewer’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its property that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d) No Proceedings. To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e) Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 7.01, and will notify the Issuer and the Servicer promptly if it no longer meets, or reasonably expects that it will no longer meet, the eligibility requirements in Section 5.01.

Section 4.02 Fees and Expenses.

(a) Annual Fee. The Servicer will pay the Asset Representations Reviewer, as compensation for its activities under this Agreement, an annual fee of $[            ] (the “Annual Fee”). The Annual Fee will be payable by the Servicer on the Closing Date and on each anniversary thereof until this Agreement is terminated; provided, that in the year in which all Notes are paid in full, the Annual Fee shall be reduced pro rata by an amount equal to the days of the year in which the Notes are no longer outstanding.

(b) Review Fee. Following the completion of an Asset Review and the delivery of the related Review Report pursuant to Section 3.04, or the termination of an Asset Review according to Section 3.03(e), and the delivery to the Indenture Trustee and the Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $[            ] for each Subject Receivable for which the Asset Review was started (the “Review Fee”). However, no Review Fee will be charged for any Subject Receivable which was included in a prior Asset Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Review according to Section 3.03(e) or due to missing or insufficient Review Materials under Section 3.02(b).

(c) Dispute Resolution Expenses. If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.06 of this Agreement and its reasonable out-of-pocket expenses for participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days after the end of the proceeding, the Servicer will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice.

(d) Reimbursement of Expenses. The Servicer shall reimburse the Asset Representations Reviewer for all reasonable out-of-pocket expenses incurred or made by it, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Asset Representations Reviewer’s agents, counsel, accountants and experts.

(e) Payment of Invoices. The Asset Representations Reviewer will issue invoices to the Servicer at the notices address set forth in Schedule II to the Sale and Servicing Agreement and Servicer shall pay all invoices submitted by the Asset Representations Reviewer within [thirty (30)] days following the receipt by the Servicer. Any amounts payable by the

Servicer to the Asset Representations Reviewer pursuant to this Agreement that have been outstanding for at least [thirty (30)] days shall be paid on the Payment Date related to the Collection Period in which such [thirtieth (30th)] day occurs, in accordance with Section 4.4 of the Sale and Servicing Agreement or Section 5.4(b) of the Indenture, as applicable.

ARTICLE V.

OTHER MATTERS PERTAINING TO THE ASSET REPRESENTATIONS REVIEWER

Section 5.01 Limitation on Liability.

The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith, breach of this Agreement or negligence in performing its obligations under this Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 5.02 Indemnification by Servicer.

The Servicer shall indemnify the Asset Representations Reviewer against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of this Agreement and the performance of its duties hereunder. The Asset Representations Reviewer shall notify the Servicer promptly of any claim for which it may seek indemnity. Failure by the Asset Representations Reviewer to so notify the Servicer shall not relieve the Servicer of its obligations hereunder. The Servicer shall defend any such claim, and the Asset Representations Reviewer may have separate counsel and the Servicer shall pay the fees and expenses of such counsel. The Servicer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Asset Representations Reviewer arising out of or resulting from the Asset Representations Reviewer’s own bad faith, negligence, willful misfeasance or breach of this Agreement. The Servicer’s obligations under this Section 5.02 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

Section 5.03 Indemnification by Asset Representations Reviewer.

The Asset Representations Reviewer will indemnify each of the Issuer, the Seller, the Servicer, the Administrator, the Owner Trustee[, the Issuer Delaware Trustee] and the Indenture Trustee and their respective directors, officers, employees and agents for all fees, expenses, losses, damages and liabilities resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement and (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement. The Asset Representations Reviewer’s obligations under this Section 5.03 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

Section 5.04 Inspections of Asset Representations Reviewer.

The Asset Representations Reviewer agrees that, with reasonable advance notice not more than once during any year, it will permit authorized representatives of the Issuer or the Servicer, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuer’s or the Servicer’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Issuer and the Servicer will, and will cause its authorized representatives to, hold in confidence the information except if disclosure may be required by law or if the Issuer or the Servicer reasonably determines that it is required to make the disclosure under this Agreement or the other Transaction Documents. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 5.05 Delegation of Obligations.

The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuer and the Servicer.

ARTICLE VI.

TREATMENT OF CONFIDENTIAL INFORMATION

Section 6.01 Confidential Information.

(a) Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Article VI, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Issuer and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Reviews of Subject Receivables or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by VCI or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b) Definition. “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:

(i) lists of Subject Receivables and any related Review Materials;

(ii) origination and servicing guidelines, policies and procedures, and form contracts; and

(iii) notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuer or the Servicer provides permission to the applicable Information Recipients to release.

(c) Protection. The Asset Representations Reviewer will use best efforts to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 6.02.

(d) Disclosure. If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its reasonable efforts to provide the Issuer and the Servicer with notice of the requirement and will cooperate, at the Servicer’s expense, in the Issuer’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuer or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e) Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section 6.01 by its Information Recipients.

(f) Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer and the Servicer and the Issuer and the Servicer may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuer or the Servicer to enforce this Section 6.01, the prevailing party will be reimbursed for its fees and expenses, including reasonable attorney’s fees, incurred for the enforcement.

Section 6.02 Personally Identifiable Information.

(a) Definitions. “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), vehicle identification number or “VIN,” any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual. “Issuer PII” means PII furnished by the Issuer, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b) Use of Issuer PII. The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII except as provided in this Agreement. The Asset Representations Reviewer will use Issuer PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuer and will only reproduce Issuer PII to the extent necessary for these purposes. The Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will protect and secure Issuer PII. The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable law and this Agreement. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c) Additional Limitations. In addition to the use and protection requirements described in Section 6.02(b), the Asset Representations Reviewer’s disclosure of Issuer PII is also subject to the following requirements:

(i) The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform an Asset Review, (B) with the prior consent of the Issuer or (C) as required by applicable law. When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task. The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuer PII on the proper use and protection of Issuer PII.

(ii) The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer.

(d) Notice of Breach. The Asset Representations Reviewer will notify the Issuer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII and, where applicable, immediately take action to prevent any further breach.

(e) Return or Disposal of Issuer PII. Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of the Asset Review or the request of the Issuer, all Issuer PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer. Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuer PII to that required by applicable law.

(f) Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section 6.02. The Asset Representations Reviewer and the Issuer agree to modify this Section 6.02 as necessary for either party to comply with applicable law.

(g) Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Issuer and its authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 6.02 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. The Issuer agrees to make reasonable efforts to schedule any audit described in this Section 6.02 with the inspections described in Section 5.04. The Asset Representations Reviewer will also permit the Issuer and its authorized representatives during normal business hours on reasonable advance notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.

(h) Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing an Asset Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 6.02, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party may enforce the PII related terms of this Section 6.02 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE VII.

REMOVAL, RESIGNATION

Section 7.01 Eligibility of the Asset Representations Reviewer.

The Asset Representations Reviewer must be a Person who (a) is not Affiliated with VCI, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee[, the Issuer Delaware Trustee] or any of their Affiliates and (b) was not, and is not Affiliated with a Person that was, engaged by the Sponsor or any underwriter to perform any due diligence on the Receivables prior to the Closing Date.

Section 7.02 Resignation and Removal of Asset Representations Reviewer.

(a) No Resignation. The Asset Representations Reviewer will not resign as Asset Representations Reviewer except if (i) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 7.01 or (ii) the Asset Representations Reviewer has determined that the performance of its duties under this Agreement is no longer permissible under applicable law and there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under applicable law. Upon the occurrence of one of the foregoing events, the Asset Representations Reviewer shall promptly resign and the Servicer shall appoint a successor Asset Representations Reviewer. The Asset Representations Reviewer will deliver a notice of its resignation to the Issuer and the Servicer, and an Opinion of Counsel supporting its determination.

(b) Removal. If any of the following events occur, the Servicer, by notice to the Asset Representations Reviewer and the Issuer, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 7.01;

(ii) the Asset Representations Reviewer breaches of any of its representations, warranties, covenants or obligations in this Agreement; or

(iii) a Bankruptcy Event of the Asset Representations Reviewer occurs.

(c) Notice of Resignation or Removal. The Issuer will notify the Servicer, the Owner Trustee and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(d) Continue to Perform After Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 7.03(b).

Section 7.03 Successor Asset Representations Reviewer.

(a) Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, the Servicer will engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 7.01.

(b) Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuer and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entering into a new agreement with the Issuer and the Servicer on substantially the same terms as this Agreement.

(c) Transition and Expenses. If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuer and the Servicer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The Asset Representations Reviewer will pay the reasonable expenses of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the Issuer and the Servicer or the successor Asset Representations Reviewer.

Section 7.04 Merger, Consolidation or Succession.

Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 7.01, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VIII.

OTHER AGREEMENTS

Section 8.01 Independence of the Asset Representations Reviewer.

The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of, or deemed to be the agent of, the Issuer, the Indenture Trustee or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. None of the Issuer, the Indenture Trustee or the Owner Trustee shall be responsible for monitoring the performance of the Asset Representations Reviewer or liable to any Person for the failure of the Asset Representations Reviewer to perform its obligations hereunder. Unless authorized by the Issuer, the Indenture Trustee or the Owner Trustee, respectively, the Asset Representations Reviewer will have no authority to act for or represent the Issuer, the Indenture Trustee or the Owner Trustee and will not be considered an agent of the Issuer, the Indenture Trustee or the Owner Trustee. Nothing in this Agreement will make the Asset Representations Reviewer and either of the Issuer, the Indenture Trustee or the Owner Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 8.02 No Petition.

Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (a) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (b) such party shall not commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section 8.02 shall survive the termination of this Agreement.

Section 8.03 Limitation of Liability of Owner Trustee.

Notwithstanding anything contained herein to the contrary, (a) this Agreement has been executed and delivered by [            ], not in its individual capacity but solely as Owner Trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Trustee and the Issuer is made and intended not as personal representations, undertakings and agreements by [            ] but is made and intended for the purpose of binding only the Issuer, (c)

nothing herein contained shall be construed as creating any liability on [            ], individually or personally, to perform any covenant either expressed or implied contained herein of the Owner Trustee or the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) [            ] has made no investigation as to the accuracy or completeness of any representations and warranties made by the Owner Trustee or the Issuer in this Agreement and (e) under no circumstances shall [            ] be personally liable for the payment of any indebtedness or expenses of the Owner Trustee or the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Trustee or the Issuer under Agreement or any other related documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

Section 8.04 Termination of Agreement.

This Agreement will terminate, except for the obligations under Article VI and Sections 5.02 and 5.03, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01 Amendments.

(a) Any term or provision of this Agreement may be amended by the Servicer and the Asset Representations Reviewer without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)	the Servicer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders;

(ii)	the Servicer delivers an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(iii)

the Rating Agency Condition is satisfied with respect to such amendment and the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment;

provided, that no amendment pursuant to this Section 9.01 shall be effective which affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(b) This Agreement may also be amended from time to time by the Servicer and the Asset Representations Reviewer with the consent of the Holders of Notes evidencing not less than a majority of the aggregate principal balance of the Outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

Section 9.02 Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a) Assignment. Except as stated in Section 7.04, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuer and the Servicer.

(b) Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Owner Trustee[, the Issuer Delaware Trustee] and the Indenture Trustee, for the benefit of the Noteholders, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Asset Representations Reviewer and the Servicer. No other Person will have any right or obligation under this Agreement.

Section 9.03 Notices.

All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, via electronic mail, or by facsimile and addressed in each case as specified on Schedule II to the Sale and Servicing Agreement, or at such other address as shall be designated in a written notice to the other parties hereto.

Section 9.04 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 9.05 Submission to Jurisdiction; Waiver of Jury Trial.

Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 9.03;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

Section 9.06 No Waiver; Remedies.

No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 9.07 Severability.

If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 9.08 Headings.

The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 9.09 Counterparts.

This Agreement may be executed in any number of counterparts, including in counterparts executed via electronic signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.10 Electronic Signatures and Transmission.

(a) For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by electronic transmission. The term “electronic signature” shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto agrees that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign Act, UETA or any applicable state law. Each of the parties hereto are authorized to accept written instructions, directions, reports, notices or other communications delivered by electronic transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the parties hereto shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information delivered to such party, including, without limitation, the risk of such party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b) Any requirement in this Agreement that a document, including this Agreement, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the Issuer, the Servicer, and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

VOLKSWAGEN AUTO LOAN ENHANCED TRUST 20[ ]-[ ], as Issuer

By:	[ ], not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

VW CREDIT, INC., as Servicer

By:
Name:
Title:

By:
Name:
Title:

[ ], as Asset Representations Reviewer

By:
Name:
Title:

20[    ]-[    ] Asset Representations Review Agreement

Schedule A

REPRESENTATIONS AND WARRANTIES, REVIEW MATERIALS AND TESTS

Characteristics of Receivables (a): Each Receivable:

(i)	has been fully executed by the Obligor thereto;

(ii)

has either (A) been originated by a Dealer located in the United States to finance the sale by a Dealer of the related Financed Vehicle and has been purchased by the Originator or (B) has been originated or acquired by the Originator;

(iii)

as of the Closing Date is secured by a first priority perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, or all necessary actions have been commenced that would result in a first priority validly perfected security interest in the Financed Vehicle in favor of the Originator, as secured party;

(iv)	contains provisions that permit the repossession and sale of the Financed Vehicle upon a default under the Receivable by the Obligor;

(v)

provided, at origination, for level monthly payments which fully amortize the initial Outstanding Principal Balance over the original term; provided, that the amount of the first and last payments may be different but in no event more than three times the level monthly payment;

(vi)	provides for interest at the Contract Rate specified in the Schedule of Receivables; and

(vii)	was denominated in Dollars.

Documents

(i)	Retail contract

(ii)	Title documents

(iii)	System screenprint

Procedures to be Performed

(i)	Fully Executed

(A)	Confirm there is a signature of the appropriate Obligor on the contract.

(ii)	Origination of Receivable

(A)	Confirm the Receivable was either originated by a Dealer or Originator or acquired by the Originator.

(B)	If originated by a Dealer, confirm the Dealer’s address is in the United States.

(C)	If originated by a Dealer, confirm the Receivable was assigned by the Dealer to the Originator.

(iii)	First Priority Interest

(A)	Confirm the contract contains language regarding the creation of an enforceable security interest.

(B)

Confirm that a Certificate of Title lists VCI, or an acceptable variation of its name, as primary lienholder or that an application for a Certificate of Title has been filed in the applicable state listing VCI, or an acceptable variation of its name, as primary lienholder.

(C)	Confirm that the Obligor’s name, or an acceptable variation thereof, on the contract matches the name on the title documents.

(D)	Confirm that the Vehicle Identification Number (VIN) on the contract matches the VIN on the title documents.

(E)	Confirm the Receivable is listed on the Schedule of Receivables.

(iv)	Repossession

(A)	Observe the contract and confirm it contains provisions that permit the repossession and sale of the Financed Vehicle upon a default under the Receivable by the Obligor.

(v)	Payment Schedule Structure

(A)	Confirm all payments are equivalent with the possible exception of the first and last month’s payments which may differ by no more than three times the amount of the level monthly payment.

(B)

Confirm that the number of payments and the amount of payments, together with any first and last month’s payment (if applicable), equals the Total of the Payments as stated within the Truth and Lending section of the contract.

(vi)	Contract Rate

(A)	Review the system screenprint and confirm the Contract Rate matches the Contract Rate in the Schedule of Receivables.

(vii)	Dollar Denomination

(A)	Review the retail contract and confirm the amount is denominated in Dollars.

(viii)	If steps (i) through (vii) are confirmed, then Test Pass.

Representation

Individual Characteristics (b): Each Receivable has the following individual characteristics as of the Cut-Off Date:

(i)	each Receivable is secured by a new or used automobile, minivan or sport utility vehicle;

(ii)	each Receivable has a Contract Rate of no less than [ ]%;

(iii)

each Receivable had an original term to maturity of not more than [            ] months and not less than [            ] months and each Receivable has a remaining term to maturity, as of the Cut-Off Date, of [            ] months or more;

(iv)	each Receivable has an Outstanding Principal Balance as of the Cut-Off Date of greater than or equal to $[ ];

(v)	no Receivable has a scheduled maturity date later than [ ];

(vi)	no Receivable was more than 30 days past due as of the Cut-Off Date;

(vii)	as of the Cut-Off Date, no Receivable was noted in the records of VCI or the Servicer as being the subject of any pending bankruptcy or insolvency proceeding;

(viii)	no Receivable is subject to a force-placed Insurance Policy on the related Financed Vehicle; and

(ix)	each Receivable is a Simple Interest Receivable.

Documents

(i)	Retail contract

(ii)	System screenprint

Procedures to be Performed

(i)	Financed Vehicle

(A)	Review the contract and confirm that the Financed Vehicle is new or used automobile, minivan or sport utility vehicle.

(ii)	Contract Rate

(A)	Review the system screenprint and confirm the Contract Rate is not less than the minimum allowable Contract Rate.

(iii)	Original Term

(A)	Review the contract and confirm the number of payments (including first and last payments) does not exceed the maximum allowable contract term of no more than [ ] months.

(B)	Review the system screenprint and confirm that the remaining term of the contract is within the allowable limits of no less than [ ] months.

(C)	Review the system screenprint and confirm that, as of the Cut-Off Date, the remaining term to maturity of the contract is no less than [ ] months.

(iv)	Remaining Balance

(A)	Review the system screenprint and confirm that the unpaid balance as of the Cut-Off Date is not less than the minimum allowable Outstanding Principal Balance.

(v)	maturity date

(A)	Review the system screenprint and confirm that the Receivable has a maturity date on or before [ ].

(vi)	Delinquency Status

(A)	Review the system screenprint and confirm that the Receivable is not more than 30 days past due as of the Cut-Off Date.

(vii)	Bankruptcy and Insolvency

(A)	Verify through the system screenprint that there is no evidence the Receivable is the subject of a bankruptcy or insolvency proceeding.

(viii)	Force-Placed Insurance

(A)	Verify through the system screenprint that the Receivable did not have a force-placed Insurance Policy.

(ix)	Interest Method

(A)	Review the contract and confirm that the Receivable is amortized using the Simple Interest Method.

(x)	If steps (i) through (ix) are confirmed, then Test Pass.

Representation

Compliance with Law (c): The Receivable complied, at the time it was originated or made, in all material respects with all requirements of law in effect at that time and applicable to such Receivable.

Documents

(i)	Retail contract

(ii)	List of approved contract forms

(iii)	System screenprint

Procedures to be Performed

(i)	Observe the contract and confirm the form number and revision date are on the list of approved contract Forms.

(ii)	Confirm the following disclosures are included in the contract:

(A)	Prepayment disclosure

(B)	Late payment policy including the late charge amount (or calculation)

(C)	Security interest disclosure

(D)	Contract reference

(E)	Insurance requirements

(iii)	Review the system screenprint and confirm that there is no evidence of any judgment against VCI indicating that the contract was originated in violation of applicable law.

(iv)	Review the system screenprint and confirm that there is no evidence of any Obligor(s) alleging non-compliance.

(v)	If steps (i) through (iv) are confirmed, then Test Pass.

Representation

Binding Obligation (d): The Receivable constitutes the legal and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects, subject as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other laws and equitable principles, consumer protection laws and the Servicemembers Civil Relief Act.

Documents

(i)	Retail contract

(ii)	List of approved forms

Procedures to be Performed

(i)	Confirm that the contract form number and revision date are on the list of approved contract forms.

(ii)	Confirm that the Obligor(s) signed the contract.

(iii)	If steps (i) and (ii) are confirmed, then Test Pass.

Representation

Receivable in Force (e): As of the Cut-Off Date, neither VCI’s nor the Servicer’s records related to the Receivable indicate that the Receivable has been satisfied, subordinated or rescinded or that the related Financed Vehicle been released from the lien granted by the Receivable in whole or in part.

Documents

(i)	Title documents

(ii)	System screenprint

Procedures to be Performed

(i)	Confirm there is no indication within the title documents or the system screenprint that the Receivable was satisfied.

(ii)	Confirm there is no indication within the title documents or the system screenprint that the Receivable was subordinated or rescinded.

(iii)	Confirm there is no indication within the title documents or the system screenprint that the Financed Vehicle has been released from the Lien in whole or in part.

(iv)	Confirm that the Receivable is noted as “active” within the system screenprint.

(v)	If steps (i) through (iv) are confirmed, then Test Pass.

Representation

No Default (f): Except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, the records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the Cut-Off Date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable as of the Cut-Off Date.

Documents

(i)	System screenprint

Procedures to be Performed

(i)

Observe the system screenprint and confirm there is no indication of a default, breach, violation or event that would permit acceleration under the terms of the Receivable except for payment default within 30 days of the Cut-Off Date.

(ii)

Confirm that no continuing condition (other than payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date) would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable.

(iii)	If steps (i) and (ii) are confirmed, then Test Pass.

Representation

Insurance (g): The Receivable requires the Obligor thereunder to insure the Financed Vehicle under a physical damage insurance policy.

Documents

(i)	Retail contract

Procedures to be Performed

(i)	Confirm the contract contains language that requires the Obligor(s) to obtain and maintain physical damage insurance covering the Financed Vehicle.

(ii)	If step (i) is confirmed, then Test Pass.

Representation

No Government Obligor (h): The Obligor on the Receivable is not listed on VCI’s records as the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

Documents

(i)	Retail contract.

Procedures to be Performed

(i)	Confirm the Buyer section of the contract includes the name of a natural person.

(ii)

If the Buyer section of the contract does not report a natural person’s name, confirm internet search results show no indication the Buyer is the United States of America or any State, or any agency, department or instrumentality of the United States of America or any State.

(iii)	If step (i) or (ii) is confirmed, then Test Pass.

Representation

Assignment (i): The terms of the Receivable do not prohibit the sale, transfer or assignment of such Receivable or the grant of a security interest in such Receivable under the Indenture.

Documents

(i)	Retail contract

(ii)	List of approved forms

Procedures to be Performed

(i)	Confirm that the contract form number and revision date are included on the list of approved forms.

(ii)	Confirm that the contract does not contain language that limits the sale or transfer of the Receivable.

(iii)	If (i) and (ii) are confirmed, then Test Pass.

Representation

Good Title (j): Immediately prior to the transfers and assignments herein contemplated, VCI had good and marketable title to each Receivable free and clear of all Liens (except Permitted Liens and any Lien that will be released prior to the assignment of such Receivable hereunder), and, immediately upon the transfer thereof to the Purchaser, the Purchaser will have good and marketable title to each Receivable, free and clear of all Liens except Permitted Liens.

Documents

(i)	Retail contract

(ii)	Title documents

Procedures to be Performed

(i)	Review the contract and confirm that the Receivable has not been assigned to any party other than VCI (or an acceptable variation of the name).

(ii)	Observe the title documents and confirm they report VCI, or an acceptable variation of its name, as the first lien holder.

(iii)	If steps (i) and (ii) are confirmed, then Test Pass.

Representation

Receivable Files (k): There is only one original executed copy of each “tangible record” constituting or forming a part of such Receivable that is tangible chattel paper and a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of such Receivable that is electronic chattel paper. The Receivable Files that constitute or evidence such Receivable do not have any marks or notations indicating that the Receivable has been pledged, assigned or otherwise conveyed by VCI to any Person other than to a party to the Transaction Documents.

Documents

(i)	Retail contract

Procedures to be Performed

(i)	Confirm there is a signature of the appropriate Obligor(s) on the contract.

(ii)	Confirm that the contract either constitutes an electronically authenticated original, or is marked “Authoritative Copy.”

(iii)	Confirm no marks or notations on contract indicating that it has been pledged, assigned or otherwise conveyed to any Person other than a party to the Transaction Documents.

(iv)	If steps (i) through (iii) are confirmed, then Test Pass.

Representation

No Defenses (l): VCI’s and the Servicer’s FiServ electronic data warehouse containing records related to the Receivables do not reflect any right of rescission, set-off, counterclaim or defense, or of the same being asserted or threatened, in writing by any Obligor with respect to any Receivable.

Documents

(i)	System screenprint

Procedures to be Performed

(i)	Review the system screenprint and confirm there is no evidence of litigation or other attorney involvement.

(ii)	Review the system screenprint and confirm that there is no evidence that the Receivable is subject to recission, set-off, counterclaim or defense that would cause the Receivable to become invalid.

If steps (i) and (ii) are confirmed, then Test Pass.

Representation

No Repossession (m): As of the Cut-Off Date, no Financed Vehicle shall have been repossessed.

Documents

(i)	System screenprint

Procedures to be Performed

(i)	Review the system screenprint and confirm the Receivable was not held in repossession as of the Cut-Off Date.

If step (i) is confirmed, then Test Pass.